Exhibit 10.4

TRUE RELIGION APPAREL, INC.

November 2, 2012

Lynne Koplin

Re:  Amendment to Employment Agreement

Dear Ms. Koplin:

Reference is made to that certain Employment Agreement, dated December 16, 2009, by and between Lynne Koplin (“you”) and True Religion Apparel, Inc. (the “Company”), as amended on August 13, 2010, October 27, 2011, and September 28, 2012 (the “Agreement”).

The Company and you hereby agree to amend the Agreement as follows:

1.	Section 3 of the Agreement is hereby amended to provide that Executive’s employment shall be for a term ending on April 1, 2013 (the “Initial Termination Date”)”.

2.
Section 9(a)(i)(B) and Section 9(a)(iv) of the Agreement are hereby amended to provide that if you terminate your employment with the Company for Good Reason at any time on or prior to the Initial Termination Date, you will be entitled to the payment of the Severance Amount provided for in Section 9(a)(i)(B) and the vesting of the Annual Equity Awards granted to you as provided in Section 9(a)(iv) only if such termination is due to the occurrence of the events listed in Section 8(b)(i)(B) or 8(b)(i)(C) and not the events listed in Section 8(b)(i)(A) or Section 8(b)(i)(D).

The intention of this letter agreement is to extend the initial term of the Agreement through April 1, 2013 and amend the severance and vesting benefits provided to you upon termination of employment for Good Reason during such initial term as set forth above. All other terms and conditions of the Agreement shall remain in full force and effect. Therefore, following execution of this letter agreement, you shall maintain your title and authority as President of the Company and you and the Company shall be expected to continue fulfilling all of your and our respective duties and responsibilities in accordance with the Agreement. You acknowledge that the Company cannot provide any assurances at this time as to whether it will extend the term of the Agreement or elect not to so extend. You represent and warrant to the Company that you have had an opportunity to review this letter agreement with independent legal counsel, and have executed this letter agreement based upon your own judgment and advice of your independent legal counsel

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IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date first written above.

True Religion Apparel, Inc.

By:  /s/ Seth R. Johnson

Name: Seth R. Johnson
Title: Lead Director

ACCEPTED AND AGREED TO:

/s/ Lynne Koplin
Lynne Koplin